Exhibit 99.1

WisdomTree Announces Second Quarter 2012 Results

$338 million of net inflows

Record revenues of $20.4 million, up 22%

$0.1 million net income for the quarter, proforma income of $3.1 million

New York, NY – (GlobeNewswire) – July 27, 2012 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) sponsor and asset manager, today reported net income of $0.1 million for the second quarter of 2012, down from $0.7 million in the second quarter of 2011 and $1.1 million for the first quarter of 2012. Excluding non-operating expenses related to litigation, shareholder proxy and exchange listing fees, proforma operating income1 was $3.1 million for the second quarter of 2012, up from proforma operating income of $0.8 million in the second quarter of 2011 and $1.9 million for the first quarter of 2012.

WisdomTree CEO Jonathan Steinberg commented, “WisdomTree gathered $338 million predominantly in our dividend based equity strategies in a difficult market environment where, at an industry level, net inflows were almost entirely concentrated in domestic fixed income. While this market cycle was challenging for our product set, our ability to buck the trend in equities demonstrates our strategies are differentiated and desirable.”

Mr. Steinberg continued, “In June, WisdomTree celebrated its sixth anniversary as an ETF sponsor, and our fundamentally weighted ETFs continue to build strong relative performance records. 24 of our 34 equity ETFs outperformed their capitalization-weighted or competitive benchmarks since their respective inception through June 30, 2012. I believe this powerful performance story will be an important driver for future growth.”

Assets Under Management

ETF assets under management (“AUM”) were $15.0 billion at June 30, 2012, down from $15.7 billion at March 31, 2012, due to $1.0 billion of negative market movement, partly offset by $0.3 million in net inflows. The average AUM for the quarter increased 6.0% to $15.1 billion.

[1]

Proforma operating income and certain other proforma amounts described below are non-GAAP financial measurements. Please see the section entitled “Non-GAAP Financial Measurements” for a reconciliation of these measurements to GAAP.

Summary Operating and Financial Highlights

	Three Months Ended			Change From
Operating Highlights (in millions):	Jun. 30, 2012	Mar. 31, 2012	Jun. 30, 2011	Mar. 31, 2012	Jun. 30, 2011
ETF AUM	$15,004	$15,691	$12,934	(4.4%)	16.0%
ETF net inflows	$338	$2,299	$1,699	(85.3%)	(80.1%)
Average ETF AUM	$15,116	$14,265	$12,062	6.0%	25.3%
Average ETF advisory fee	0.54%	0.54%	0.55%	—	(.01)
Market share of industry inflows	1.6%	4.3%	5.8%	(2.7)	(4.2)

Financial Highlights (in thousands):
Total revenues	$20,393	$19,170	$16,716	6.4%	22.0%
Net income	$129	$1,115	$689	(88.4%)	(81.3%)
Proforma operating income (non-GAAP)	$3,136	$1,853	$813	69.2%	285.7%

	Six Months Ended
Operating Highlights (in millions):	Jun. 30, 2012	Jun. 30, 2011	Change
ETF AUM	$15,004	$12,934	16.0%
ETF net inflows	$2,637	$2,963	(11.0%)
Average ETF AUM	$14,690	$11,178	31.4%
Average ETF advisory fee	0.54%	0.56%	(.02)
Market share of industry inflows	3.6%	5.6%	(2.0)

Financial Highlights (in thousands):
Total revenues	$39,563	$31,249	26.6%
Net income	$1,244	$844	47.4%
Proforma operating income (non-GAAP)	$4,989	$1,350	269.6%

Performance

75% of the $12.4 billion invested in our 34 equity ETFs on June 30, 2012 were in funds that, since their respective inceptions, outperformed their capitalization-weighted or competitive benchmarks through that date. 71%, or 24 of our 34 equity ETFs, outperformed their capitalization-weighted or competitive benchmarks since their respective inception through June 30, 2012. For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Second Quarter Financial Discussion

Revenues

Total revenues increased 22.0% to a record $20.4 million as compared to the second quarter of 2011 and 6.4% compared to the first quarter of 2012 primarily due to higher average AUM, despite the AUM decline period over period due to negative market movement. Our average fee earned changed to 0.54% in the second quarter compared to 0.55% in the second quarter of 2011 due to the change in mix of our ETFs. Our average fee was unchanged compared to the first quarter of 2012.

Margins

Our gross margin, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 67% in the second quarter of 2012 as compared to 57% and 63% in the second quarter of 2011 and the first quarter of 2012, respectively, primarily due to the change in mix of assets under management.

Our pre-tax margin was 1% in the second quarter of 2012 as compared to 4% in the second quarter of 2011 and 6% in the first quarter of 2012. Excluding non-operating expenses related to our patent litigation and ETF shareholder proxy, our proforma pre-tax operating margin was 15% in the second quarter of 2012 as compared to 5% in the second quarter of 2011 and 10% in the first quarter of 2012.

Expenses

Total expenses increased 26.4% to $20.3 million from $16.0 million in the second quarter of 2011 and increased 12.2% from $18.1 million in the first quarter of 2012. Excluding non-operating expenses related to our patent litigation, ETF shareholder proxy and initial exchange listing, expenses increased 8.5% compared to the second quarter of 2011 and were essentially unchanged compared to the first quarter of 2012.

During the second quarter, our insurance carrier agreed to fund a significant majority of the costs for defending our patent infringement lawsuit with Research Affiliates LLC, subject to a $0.3 million deductible and a reservation of rights. Since the lawsuit has been filed, we have incurred $1.6 million in litigation related expense of which $1.5 million is qualified for insurance coverage. As such, we expect our insurance carrier will reimburse us $1.0 million for expenses through June 30, 2012, which has been recognized in the second quarter.

	Three Months Ended			Change from
	Jun. 30, 2012	Mar. 31, 2012	Jun. 30, 2011	Mar. 31, 2012	Jun. 30, 2011
Total expenses	$20,264	$18,055	$16,027	12.2%	26.4%
Patent litigation expenses	(821)	(672)	—
Insurance reimbursement	1,012	—	—
ETF shareholder proxy expenses	(3,198)	(66)	—
Initial exchange listing expenses	—	—	(124)

Proforma operating expenses	$17,257	$17,317	$15,903	(0.3%)	8.5%

•

Compensation and benefits expense increased 18.8% to $5.5 million compared to the second quarter of 2011. This increase was primarily due to higher stock based compensation expense due to equity awards granted to our employees as part of their 2011 year end incentive compensation as well as costs associated with higher headcount. Our headcount at the end of the second quarter of 2012 was 66 compared to 61 at the second quarter of 2011.

Compensation and benefits expense decreased 6.5% compared to the first quarter of 2012. Included in the first quarter was higher payroll taxes from employees exercising stock options in connection with our secondary offering and 2011 year-end bonus payments in the first quarter. Partly offsetting this decrease was an increase in expenses associated with higher headcount.

•

Fund management and administration expenses decreased 2.9% to $5.6 million compared to the second quarter of 2011. Included in the second quarter of 2011 was a non-recurring charge of $0.7 million related to reimbursing the WisdomTree India ETF for excess fees collected by the Company as a result of overestimating the Company’s operating expense recapture fees for the India ETF’s fiscal year ended March 31, 2011. Partly offsetting this decrease was a $0.2 million increase in portfolio management, fund administration and accounting, index licensing and distribution fees due to higher average assets under management. In addition, we incurred $0.2 million in higher auditing and legal related expenses.

Fund management and administration expenses increased 2.4% compared to the first quarter of 2012 primarily due to security movement fees as a result of the WisdomTree international and emerging market ETFs annual rebalancing partly offset by fee reductions from our service provider.

•

Marketing and advertising expenses increased 14.1% to $1.5 million compared to the second quarter of 2011 and 16.7% compared to the first quarter of 2012 primarily due to higher levels of advertising related activities.

•

Sales and business development expenses decreased 7.8% to $0.8 million compared to the second quarter of 2011 and decreased 2.1% compared to the first quarter of 2012 primarily due to lower product development related expenses.

•

Professional and consulting fees increased 45.0% to $1.4 million compared to the second quarter of 2011 and 26.3% compared to the first quarter of 2012. This increase was primarily due to executive recruiting fees related to our previously announced search for a new chief operating officer position as well as higher accounting and legal fees as a result of becoming a fully reporting, exchange-listed company.

•

Occupancy, communication and equipment expense increased 31.6% to $0.4 million compared to the second quarter of 2011 and 24.6% compared to the first quarter of 2012. Beginning in the second quarter, we began occupying office space we had sub-leased to a third party.

•

Third-party sharing arrangements expense decreased 18.7% to $1.2 million compared to the second quarter of 2011. This decrease was primarily due to lower AUM in our currency and international fixed income ETFs subject to the profit sharing arrangements with Bank of New York Mellon. These expenses decreased 29.6% compared to the first quarter of 2012. Included in the first quarter was a charge of $0.4 million related to terminating our agreement with Advisors Asset Management related to marketing our ETFs in the regional broker-dealer channel. This function is now handled by our own sales and marketing force.

•	Other expenses increased 62.6% to $0.7 million compared to the second quarter of 2011 and 22.0% compared to the first quarter of 2012 primarily due to higher general and administrative expenses.

•

ETF shareholder proxy - We incurred approximately $3.2 million in expenses related to the proxy solicitation of the WisdomTree ETF shareholders. We expect to incur an additional $0.2 to $0.3 million in the third quarter.

•

Litigation and Insurance Reimbursement –We incurred approximately $0.8 million in expenses in the second quarter of 2012 related to our patent infringement lawsuit. We have recognized a $1.0 million reimbursement from our insurance carrier for a net credit of $0.2 million in the second quarter.

•	We incurred $0.1 million in advisory expenses in the second quarter of 2011 related to listing our common stock on NASDAQ.

First Half Year Results

Total revenues increased 26.6% to $39.6 million in the first half of 2012 as compared to the first half of 2011. This increase was primarily due to higher average assets under management, which increased 31.4% which resulted primarily from $2.6 billion of net ETF inflows. Our average fee decreased to 0.54% from 0.56% due to a change in mix of our assets.

Total expenses increased 26.0% to $38.3 million in the first half of 2012 as compared to the first half of 2011. Excluding non-operating expenses related to our patent litigation, ETF shareholder proxy and initial exchange listing, expenses increased 15.6% to $34.6 million from $29.9 million in the first half of 2011. This increase was primarily due to higher compensation and benefits related expenses due to higher payroll taxes from employees exercising stock options in connection with our secondary offering as well as expenses associated with higher headcount; higher fund management and administration expenses due to higher average asset balances; higher professional fees as a result of becoming a fully reporting public company as well as higher variable stock based compensation granted to non-employees; and higher marketing, advertising, sales and business development expenses to support our growth.

Balance Sheet

As of June 30, 2012, WisdomTree had total assets of $59.4 million which consisted primarily of cash and cash equivalents of $39.3 million and investments of $9.8 million. The Company has no debt. There were approximately 124.4 million shares of common stock issued as of June 30, 2012. Fully diluted weighted average shares outstanding were 138.5 million for the three months ended June 30, 2012.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, July 27, 2012 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://www.wisdomtree.com/investor-relations. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://www.wisdomtree.com/investor-relations.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets;

•	anticipated levels of inflows into and outflows out of our exchange traded funds;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	competition in our business;

•	the effect of laws and regulations that apply to our business; and

•	our views on litigation to which we are subject.

Our business is subject to many risks and uncertainties, including without limitation:

•

We have only a limited operating history and, as a result, recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•

Challenging market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETF shareholders to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•

Most of our assets under management are held in ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•

We derive a substantial portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•

We derive a substantial portion of our revenue from a limited number of products and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the assets under management of those funds.

•	The WisdomTree ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•

We depend on other third parties to provide many critical services to operate our business and the WisdomTree ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETF shareholders.

•

We are currently, and may from time to time in the future be, involved in legal proceedings that could require significant management time and attention, possibly resulting in significant expense or in an unfavorable outcome, which could have a material adverse effect on our business, financial conditions, results of operations and cash flows.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc. is a New York-based exchange-traded fund (“ETF”) sponsor and asset manager. WisdomTree currently offers 48 ETFs across Equities, Currency Income, Fixed Income and Alternatives asset classes. WisdomTree also licenses its indexes to third parties for proprietary products and promotes the use of WisdomTree ETFs in 401(k) plans. WisdomTree currently has approximately $14.8 billion in ETF assets under management. For more information, please visit www.wisdomtree.com.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its wholly owned subsidiaries WisdomTree Asset Management, Inc. and WisdomTree Retirement Services, Inc. WisdomTree Asset Management, Inc. is a registered investment advisor and is the investment advisor to the WisdomTree Trust and the WisdomTree ETFs. The WisdomTree Trust is a registered open-end investment company. Each WisdomTree ETF is a series of the WisdomTree Trust. WisdomTree Retirement Services, Inc. supports the use of the WisdomTree ETFs in retirement plans by financial professionals.

Contact Information:

WisdomTree Investments, Inc.

Stuart Bell / Jessica Zaloom

+1.917.267.3702 / +1.917.267.3735

sbell@wisdomtree.com /

jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Six Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Jun. 30, 2011	Mar. 31, 2012	Jun. 30, 2011	Jun. 30, 2012	Jun. 30, 2011	% Change

Revenues
ETF advisory fees	$20,230	$18,975	$16,514	6.6%	22.5%	$39,205	$30,787	27.3%
Other income	163	195	202	-16.4%	-19.3%	358	462	-22.5%

Total revenues	20,393	19,170	16,716	6.4%	22.0%	39,563	31,249	26.6%

Expenses
Compensation and benefits	5,477	5,857	4,610	-6.5%	18.8%	11,334	9,827	15.3%
Fund management and administration	5,567	5,439	5,736	2.4%	-2.9%	11,006	9,898	11.2%
Marketing and advertising	1,548	1,326	1,357	16.7%	14.1%	2,874	2,329	23.4%
Sales and business development	842	860	913	-2.1%	-7.8%	1,702	1,658	2.7%
Professional and consulting fees	1,401	1,109	966	26.3%	45.0%	2,510	1,943	29.2%
Occupancy, communication and equipment	375	301	285	24.6%	31.6%	676	558	21.1%
Depreciation and amortization	75	71	67	5.6%	11.9%	146	132	10.6%
Third party sharing arrangements	1,229	1,745	1,512	-29.6%	-18.7%	2,974	2,640	12.7%
Other	743	609	457	22.0%	62.6%	1,352	914	47.9%
ETF shareholder proxy	3,198	66	—	4745.5%	n/a	3,264	—	n/a
Litigation	(191)	672	—	-128.4%	n/a	481	—	n/a
Exchange listing	—	—	124	n/a	n/a	—	506	n/a

Total expenses	20,264	18,055	16,027	12.2%	26.4%	38,319	30,405	26.0%

Income before provision for income taxes	129	1,115	689	-88.4%	-81.3%	1,244	844	47.4%

Provision for income taxes	—	—	—			—	—

Net income	$129	$1,115	$689	-88.4%	-81.3%	$1,244	$844	47.4%

Net income per share - basic	$0.00	$0.01	$0.01			$0.01	$0.01

Net income per share - diluted	$0.00	$0.01	$0.01			$0.01	$0.01

Weighted average common shares - basic	121,920	119,182	113,950			120,551	113,708

Weighted average common shares - diluted	138,477	137,400	134,887			137,748	134,694

WISDOMTREE INVESTMENTS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Jun. 30, 2011	Jun. 30, 2012	Jun. 30, 2011

Revenues
ETF advisory fees	$20,230	$18,975	$16,514	$39,205	$30,787
Other income	163	195	202	358	462

Total revenues	20,393	19,170	16,716	39,563	31,249

Operating expenses
Compensation and benefits	5,477	5,857	4,610	11,334	9,827
Fund management and administration	5,567	5,439	5,736	11,006	9,898
Marketing and advertising	1,548	1,326	1,357	2,874	2,329
Sales and business development	842	860	913	1,702	1,658
Professional and consulting fees	1,401	1,109	966	2,510	1,943
Occupancy, communication and equipment	375	301	285	676	558
Depreciation and amortization	75	71	67	146	132
Third party sharing arrangements	1,229	1,745	1,512	2,974	2,640
Other	743	609	457	1,352	914

Total proforma operating expenses	17,257	17,317	15,903	34,574	29,899

Proforma operating income	3,136	1,853	813	4,989	1,350

ETF shareholder proxy	3,198	66	—	3,264	—
Litigation	(191)	672	—	481	—
Exchange listing	—	—	124	—	506

Income before provision for income taxes	129	1,115	689	1,244	844

Provision for income taxes	—	—	—	—	—

Net income	$129	$1,115	$689	$1,244	$844

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share amount)

	June 30, 2012	December 31, 2011
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$39,300	$25,630
Accounts receivable	7,605	5,625
Other current assets	2,104	1,601

Total current assets	49,009	32,856

Fixed assets, net	576	597
Investments	9,787	9,056
Other noncurrent assets	43	58

Total assets	$59,415	$42,567

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$12,534	$10,035
Compensation and benefits payable	2,806	4,168
Accounts payable and other liabilities	6,795	2,360

Total current liabilities	22,135	16,563

Other noncurrent liabilities	82	151

Total liabilities	22,217	16,714

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
issued: 124,375 and 116,703	1,243	1,167
outstanding: 122,731 and 115,392
Additional paid-in capital	173,772	163,747
Accumulated deficit	(137,817)	(139,061)

Total stockholders’ equity	37,198	25,853

Total liabilities and stockholders’ equity	$59,415	$42,567

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	June 30, 2012	June 30, 2011

Cash flows from operating activities
Net income	$1,244	$844
Non-cash items included in net income:
Depreciation and amortization	146	132
Stock-based compensation	4,033	3,624
Deferred rent	(71)	(77)
Accretion to interest income and other	80	46
Changes in operating assets and liabilities:
Accounts receivable	(1,980)	(907)
Other assets	(497)	(864)
Fund management and administration payable	2,499	1,751
Compensation and benefits payable	(1,362)	(1,057)
Accounts payable and other liabilities	4,438	165

Net cash provided by operating activities	8,530	3,657

Cash flows from investing activities
Purchase of fixed assets	(125)	(55)
Purchase of investments	(5,241)	(2,893)
Proceeds from the redemption of investments	4,437	3,267

Net cash (used in)/provided by investing activities	(929)	319

Cash flows from financing activities
Net proceeds from sale of common stock	4,329	—
Shares repurchased	(1,033)	(1,823)
Proceeds from exercise of stock options	2,773	—

Net cash provided by/(used in) financing activities	6,069	(1,823)

Net increase in cash and cash equivalents	13,670	2,153

Cash and cash equivalents - beginning of period	25,630	14,233

Cash and cash equivalents - end of period	$39,300	$16,386

Supplemental disclosure of cash flow information
Cash paid for income taxes	$16	$11

Non-cash investing and financing activities:
Cashless exercise of stock options	$—	$391

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Total ETFs (in millions)
Beginning of period assets	15,691	12,182	11,284	12,182	9,891
Inflows/(outflows)	338	2,299	1,699	2,637	2,963
Market appreciation/(depreciation)	(1,025)	1,210	(49)	185	80

End of period assets	15,004	15,691	12,934	15,004	12,934

Average assets during the period	15,116	14,265	12,062	14,690	11,178

ETF Industry and Market Share (in billions)
ETF industry net inflows	20.7	53.2	29.2	73.9	52.8
WisdomTree market share of industry inflows	1.6%	4.3%	5.8%	3.6%	5.6%

International Developed Equity ETFs (in millions)
Beginning of period assets	2,964	2,407	2,865	2,407	2,311
Inflows/(outflows)	137	302	33	439	508
Market appreciation/(depreciation)	(255)	255	(31)	—	48

End of period assets	2,846	2,964	2,867	2,846	2,867

Average assets during the period	2,853	2,680	2,854	2,767	2,659

Emerging Markets Equity ETFs (in millions)
Beginning of period assets	5,594	3,613	3,759	3,613	3,780
Inflows/(outflows)	462	1,398	344	1,860	403
Market appreciation/(depreciation)	(626)	583	(115)	(43)	(195)

End of period assets	5,430	5,594	3,988	5,430	3,988

Average assets during the period	5,398	4,780	3,863	5,089	3,740

US Equity ETFs (in millions)
Beginning of period assets	4,275	3,429	2,218	3,429	2,057
Inflows/(outflows)	(113)	565	374	452	427
Market appreciation/(depreciation)	(68)	281	20	213	128

End of period assets	4,094	4,275	2,612	4,094	2,612

Average assets during the period	4,101	3,990	2,364	4,045	2,264

Currency ETFs (in millions)
Beginning of period assets	881	950	1,467	950	1,179
Inflows/(outflows)	(82)	(104)	383	(186)	654
Market appreciation/(depreciation)	(30)	35	46	5	63
Reclass to Int’l Fixed Income

End of period assets	769	881	1,896	769	1,896

Average assets during the period	828	935	1,677	881	1,506

International Fixed Income ETFs (in millions)
Beginning of period assets	1,735	1,506	902	1,506	564
Inflows/(outflows)	(8)	161	442	153	777
Market appreciation/(depreciation)	(29)	68	35	39	38
Reclass from Currency

End of period assets	1,698	1,735	1,379	1,698	1,379

Average assets during the period	1,716	1,627	1,195	1,671	937

Alternative Strategy ETFs (in millions)
Beginning of period assets	242	277	73	277	—
Inflows/(outflows)	(58)	(23)	123	(81)	194
Market appreciation/(depreciation)	(17)	(12)	(4)	(29)	(2)

End of period assets	167	242	192	167	192

Average assets during the period	220	253	109	237	72

Average ETF assets during the period
Emerging markets equity ETFs	36%	33%	32%	35%	34%
US equity ETFs	27%	28%	20%	27%	20%
International developed equity ETFs	19%	19%	23%	19%	24%
International fixed income ETFs	11%	12%	10%	11%	8%
Currency ETFs	6%	7%	14%	6%	13%
Alternative strategy ETFs	1%	1%	1%	2%	1%

Total	100%	100%	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.95%	0.95%	0.95%	0.95%	0.95%
Emerging markets equity ETFs	0.66%	0.67%	0.70%	0.64%	0.70%
International fixed income ETFs	0.55%	0.55%	0.55%	0.55%	0.55%
International developed equity ETFs	0.54%	0.55%	0.54%	0.54%	0.54%
Currency ETFs	0.50%	0.49%	0.49%	0.53%	0.51%
US equity ETFs	0.35%	0.35%	0.34%	0.35%	0.34%

Blended total	0.54%	0.54%	0.55%	0.54%	0.56%

Number of ETFs - end of the period
International developed equity ETFs	18	18	18	18	18
US equity ETFs	12	12	12	12	12
Currency ETFs	7	7	9	7	9
International fixed income ETFs	5	5	2	5	2
Emerging markets equity ETFs	4	4	4	4	4
Alternative strategy ETFs	2	2	1	2	1

Total	48	48	46	48	46

Headcount	66	64	61	66	61

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include proforma net income, proforma expenses and proforma pre-tax operating margin. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We have disclosed our results excluding certain non-operating items. We consider the costs associated with (1) our patent litigation with Research Affiliates LLC; (2) expenses for the WisdomTree ETF shareholder proxy solicitation; and (3) advisory costs related to the preparation of our Form 10 for the initial listing of our common stock on NASDAQ as non-operating items. Management excludes these costs when measuring our financial performance as they are not directly related to our core business of being an ETF sponsor and asset manager.

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Jun. 30, 2011	Jun. 30, 2012	Jun. 30, 2011
GAAP total expenses	$20,264	$18,055	$16,027	$38,319	$30,405

Less ETF shareholder proxy	(3,198)	(66)	—	(3,264)	—
Less patent litigation	191	(672)	—	(481)	—
Less initial exchange listing	—	—	(124)	—	(506)

Proforma operating expenses	$17,257	$17,317	$15,903	$34,574	$29,899

GAAP net income	$129	$1,115	$689	$1,244	$844

Add ETF shareholder proxy	3,198	66	—	3,264	—
Add patent litigation	(191)	672	—	481	—
Add initial exchange listing	—	—	124	—	506

Proforma net income	$3,136	$1,853	$813	$4,989	$1,350

GAAP net income	$129	$1,115	$689	$1,244	$844
Divide GAAP total revenue	20,393	19,170	16,716	39,563	31,249

GAAP pre-tax margin	0.6%	5.8%	4.1%	3.1%	2.7%

Proforma pre-tax net income	$3,136	$1,853	$813	$4,989	$1,350
Divide GAAP total revenue	20,393	19,170	16,716	39,563	31,249

Proforma pre-tax operating margin	15.4%	9.7%	4.9%	12.6%	4.3%